 June 8, 2007

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Re:  Authorization to Sign Rule 16 Forms

 I am a Senior Vice President of General Electric Company (GE) and, until further written notice, I hereby individually authorize Michael R. McAlevey (GE's Vice President and

Chief Corporate, Securities & Finance Counsel), Ning Chiu (GE's Corporate and Securities

Counsel), Christoph Pereira (GE's Corporate and Securities Counsel), and Eliza W. Fraser (GE's

Associate Corporate Counsel) to sign on my behalf any Form 4, Form 5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.

  Very truly yours,

  S/Brackett B. Denniston III

  Brackett B. Denniston III

STATE OF NEW YORK)

    ) ss

COUNTY OF NEW YORK)

Subscribed and sworn to before me on this the 8th of June, 2007.

     S/William V. Knight III

     Name: William V. Knight III

     Notary Public

     My commission expires January 27, 2011